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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 20, 1993, except for Notes C and I, as to which the date is May 28, 1993, with respect to the supplemental consolidated financial statements in Amendment No. 1 to the Registration Statement (Form
S-3 No. 33-51407) and related Prospectus of First Bank System, Inc. for the registration of $750,000,000 of debt securities and warrants to purchase debt securities.


                                                    ERNST & YOUNG

Minneapolis, Minnesota
February 7, 1994